EXHIBIT 99.1

Varonis Announces Preliminary First Quarter 2020 Financial Results

Revenues negatively impacted by COVID-19
ARR range of $220.2 million to $220.6 million, representing growth of approximately 60%
Subscription revenues mix greater than 95%, compared to 31% in Q1 2019
Company is withdrawing full year 2020 financial guidance

NEW YORK, April 06, 2020 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), a pioneer in data security and analytics, today announced preliminary, unaudited financial results and selected operating metrics for the first quarter ended March 31, 2020. The company plans to release its full first quarter 2020 financial results on Monday, May 4, 2020.

"We had a strong start to 2020, but with the spread of the global COVID-19 pandemic, our customers' immediate focus turned to employee safety, just as ours did, which caused many to defer purchasing decisions at the end of the quarter," said Yaki Faitelson, Varonis CEO. "Crises like this one create optimal conditions for cybercrime, and we continue to be highly engaged with all of our customers and prospects who recognize that they are especially vulnerable with a largely remote workforce. In these ever-changing times, we believe the power of our platform has never been stronger and the need for our solution has never been greater. Our sales reps are conducting an unprecedented number of virtual customer risk assessments with more focus on protecting their data as well as detecting unusual remote activity, and we are excited about the pipeline we are building for the remainder of 2020 and beyond. Lastly, we have always tied our level of investment to the revenues we plan to achieve, and we continue to be committed to profitability. We are therefore taking a number of prudent cost control measures that we feel put us in the best possible position to capitalize on the long-term opportunity we see after we exit this time of crisis. I want to thank our employees for their tireless efforts during a time of considerable uncertainty, and I am confident that we will emerge from this stronger than ever."

"Despite the negative impact from COVID-19, the fundamentals of our company remain strong. We have a healthy balance sheet and no debt. Our ARR growth of approximately 60% year over year and a subscription mix of more than 95% in the first quarter, provide visibility into the recurring portion of our revenues and allow us to navigate this impaired macro environment stronger than ever. We also see an enormous opportunity with our more than 7,000 existing customers, who can buy more licenses and be better protected at a time when they are especially vulnerable," said Guy Melamed, CFO and COO. "We feel good about the business, but given the uncertainty of the economic impact of COVID-19, we are withdrawing our previously communicated full year financial guidance for 2020. Our upfront-loaded subscription revenue model, which currently serves as a headwind, will allow us to rebound more rapidly compared to ratable revenue recognition models once the macro environment returns to normal. We look forward to providing a full business update in early May."

In addition to this release, Mr. Faitelson, Varonis CEO, has published a letter to shareholders expanding on his comments in this press release. The letter can be accessed on the "Investors" page of the Company's website (www.varonis.com).

The preliminary, unaudited financial results and selected operating metrics included in this press release for the first quarter ended March 31, 2020 are preliminary estimates based on currently available information. The Company's financial close process and review is not yet complete and, as a result, the final results upon completion of its closing process and review may vary from the preliminary estimates.

Preliminary Financial Results for the First Quarter Ended March 31, 2020

Based on current information, Varonis expects to report first quarter 2020 results of:

  Total revenues in the range of $53.9 million to $54.3 million, compared to $56.4 million in the first quarter of 2019, primarily reflecting the negative impact of COVID-19 and the substantially higher mix of subscription revenues.
  GAAP operating loss in the range of ($32.9) million to ($32.6) million for the quarter, compared to GAAP operating loss of ($22.0) million in the first quarter of 2019.
  Non-GAAP operating loss in the range of ($17.6) million to ($17.3) million for the quarter, compared to non-GAAP operating loss of ($11.1) million in the first quarter of 2019.
  Annual recurring revenues, or ARR, in the range of $220.2 million to $220.6 million as of the end of the first quarter, representing growth of approximately 60% over the prior year period.
  As of March 31, 2020, the Company had approximately $126 million in cash and cash equivalents, marketable securities and short-term deposits.

An explanation of non-GAAP loss from operations is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Conference Call and Webcast

Varonis will host a conference call on Monday, May 4, 2020, at 5:00 p.m., Eastern Time, to discuss the Company's first quarter 2020 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13700816. A replay of this conference call will be available through May 11, 2020 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13700816. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators

Varonis believes that the use of non-GAAP operating income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

For the three months ended March 31, 2020 and 2019, non-GAAP operating loss is calculated as operating loss excluding (i) stock-based compensation expense and (ii) payroll tax expense related to stock-based compensation.

Because of varying available valuation methodologies, subjective assumptions and the variety of equity instruments that can impact a company's non-cash expense, the Company believes that providing non-GAAP financial measures that exclude stock-based compensation expense allow for more meaningful comparisons between our operating results from period to period. In addition, the Company excludes payroll tax expense related to stock-based compensation expense because, without excluding these tax expenses, investors would not see the full effect that excluding stock-based compensation expense had on our operating results. These expenses are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, which factors may vary from period to period independent of the operating performance of our business. Similar to stock-based compensation expense, the Company believes excluding this payroll tax expense provides investors and management with greater visibility to the underlying performance of our business operations and facilitates comparison with other periods as well as the results of other companies.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation of non-GAAP operating loss to GAAP operating loss will be presented in our reporting of the full first quarter financial results scheduled for May 4, 2020.

ARR is a key performance indicator defined as the annualized value of active term-based subscription license contracts and maintenance contracts related to perpetual licenses in effect at the end of that period. Subscription license contracts and maintenance for perpetual license contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of maintenance contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of the COVID-19 virus on the budgets of our clients and on economic conditions generally; risks associated with anticipated growth in Varonis’ addressable market; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes, transition in sales from perpetual licenses to a more subscription-based model and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; general economic and industry conditions, including expenditure trends for data and cyber security solutions; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; risks associated with international operations; and Varonis’ ability to provide high-quality service and support offerings. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis is a pioneer in data security and analytics, fighting a different battle than conventional cybersecurity companies. Varonis focuses on protecting enterprise data: sensitive files and emails; confidential customer, patient and employee data; financial records; strategic and product plans; and other intellectual property. The Varonis Data Security Platform detects insider threats and cyberattacks by analyzing data, account activity and user behavior; prevents and limits disaster by locking down sensitive and stale data; and efficiently sustains a secure state with automation. With a focus on data security, Varonis serves a variety of use cases, including governance, compliance, classification and threat analytics. Varonis started operations in 2005 and has more than 7,000 customers worldwide, spanning leading firms in the financial services, public, healthcare, industrial, insurance, energy and utilities, consumer and retail, technology, media and entertainment and education sectors.

To find out more about Varonis, visit www.varonis.com

Investor Relations Contact:
James Arestia
Varonis Systems, Inc.
646-640-2149
jarestia@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 4247)
rhunt@varonis.com